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Exhibit 99.2

Amendment No. 1 to
Share Option Agreement

AMENDMENT NO. 1 TO SHARE OPTION AGREEMENT (this ‘‘Amendment’’), made as of June 1, 2006, between Endurance Specialty Holdings Ltd., a Bermuda company (‘‘Endurance’’) and Steven W. Carlsen (‘‘Employee’’).

WHEREAS, Employee and Endurance entered into a Share Option Agreement, dated as of December 17, 2002 (the ‘‘Original Agreement’’), pursuant to which Endurance issued to Employee the right and option to purchase (the ‘‘Option’’) up to 437,637 ordinary shares, par value $1.00 per share, of Endurance, under the Amended and Restated 2002 Stock Option Plan of Endurance (the ‘‘Plan’’); and

WHEREAS, Employee and Endurance desire to amend the Option previously issued to Employee and amend the Original Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Endurance and Employee hereby agree to amend the Original Agreement as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings ascribed to such terms in the Original Agreement.

2. Amendments. (a) Section 3 of the Original Agreement shall be amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

‘‘3. Termination of Option. The Option shall terminate at 5:00 p.m. (Bermuda time) on the earlier to occur of (a) February 16, 2010 or (b) the violation by Employee of the Non-Competition Obligation set forth in the Plan.’’

(b) Section 18 of the Original Agreement shall be amended by deleting the text thereof in its entirety and inserting in lieu thereof the following:

‘‘18. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, five days after the date of deposit in the mail, to each party at the following addresses (or to such other address as may be designated in a notice given in accordance with this Section):

(a) if to Endurance:

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Hamilton HM 08
Bermuda
Attn: General Counsel

(b) if to Employee

Steven Carlsen
1 Shadowbrook Pkwy
Chappaqua, NY 10514
United States

3. Limited Effect. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Original Agreement or any other agreement between Endurance and Employee.

4. Revised Agreement. From and after the date first written above, all references in the Original Agreement and the Plan to the Original Agreement shall be deemed to be references to the Original Agreement as modified by this Amendment.

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5. Governing Law. This Amendment shall be construed and enforced in accordance with, and governed by, Bermuda law, without regard to its principles of conflicts of laws. Employee submits to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

6. Arbitration. All disputes, controversies or claims arising out of, relating to or in connection with this Amendment, the Original Agreement, the Plan or the Option, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

7. Entire Agreement. The Original Agreement, as amended by this Amendment, and the Plan contain all of the understandings and agreements between Endurance and Employee concerning the Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto, including but not limited to the option to acquire 87,527 ordinary shares of Endurance Specialty Insurance Ltd. originally granted on December 17, 2001 pursuant to the Original Employment Agreement and the option to acquire 87,527 ordinary shares of Endurance prior to December 17, 2002. Endurance and Employee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in the Original Agreement, as amended by this Amendment, or the Plan.

8. Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Amendment.

9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.
By: John V. Del Col Name: John V. Del Col Title: General Counsel & Secretary
/s/ Steven W. Carlsen Steven W. Carlsen